                                                                 EXHIBIT 99.8.57

                               SERVICE AGREEMENT

      This Agreement is entered into as of May 1, 2015 between One America Securities, an Indiana (the "Service Provider"), MBSC Securities Corporation, a New York corporation ("MBSC"), and those registered investment companies managed, advised, sub-advised or administered by one or more affiliates of MBSC that are identified on Schedule A attached hereto (the "Funds").

      The Service Provider provides administrative services comprised of recordkeeping, reporting and processing services (the "Administrative Services") to qualified employee benefit plans (the "Plans"). Administrative Services for each Plan include processing and transfer arrangements for the investment and reinvestment of Plan assets in investment media specified by an investment adviser, sponsor or administrative committee of the Plan (a "Plan Representative") generally upon the direction of Plan beneficiaries (the "Participants"). The Administrative Services are provided by the Service Provider under service agreements with various Plans.

      The Service Provider and MBSC desire to facilitate the purchase and redemption of shares of the Funds (the "Shares") on behalf of the Plans and their Participants through one account in each Fund (an "Account") to be maintained of record by the Service Provider as nominee of the Plans, subject to the terms and conditions of this Agreement.

      Accordingly, the parties hereto agree as follows:

   1. PERFORMANCE OF SERVICES.

      The Service Provider agrees to perform the administrative services and functions specified in Schedule B attached hereto (the "Services") with respect to Shares owned by Plans and included in the Accounts.

   2. OPERATIONAL MATTERS.

      a. Operating Procedures. The Service Provider intends to clear trades for Fund Shares through, and make use of, the National Securities Clearing Corporation's ("NSCC's") Fund/Serv and, in connection therewith, agrees to follow and comply with the procedures, terms and conditions set forth in the operating procedures set forth in Exhibit A hereto, as supplemented or amended from time to time by the mutual agreement of the parties hereto (the "Operating Procedures").

      b. Late Trading Procedures. The Service Provider represents that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures ("Late Trading Procedures") designed to ensure that any and all instructions received by the Service Provider from Participants or Plan Representatives on a day that the New York Stock Exchange or the Fund's transfer agent is open for business ("Business Day") which are to be treated as received prior to the close of trading on such Business Day (currently 4:00p.m. Eastern Time) on the New York Stock Exchange or as at such earlier times at which such Fund's net asset value is calculated as specified in the Fund's prospectus ("Close of Trading") have been received by the Service Provider prior to the Close of Trading on such Business Day and were not modified after the Close of Trading, and that all such instructions received from Participants or Plan Representatives, but not rescinded, by the Close of Trading, were communicated to MBSC or its designee for the Business Day. Each transmission of Share orders by the Service Provider shall constitute a representation by the Service Provider that such orders are accurate and complete and are pursuant to instructions received from Participants or Plan Representatives in accordance with the preceding sentence.

      c. Anti-Money Laundering Program Procedures. The Service Provider represents and warrants that, to the extent required by applicable law, it has adopted policies and procedures to comply with all applicable anti-money laundering, customer identification, suspicious activity, currency transaction reporting and similar laws and regulations including the Bank Secrecy Act, as amended by the USA PATRlOT Act, and the regulations thereunder, and National Association of Securities Dealers ("NASD") Rule 3011. The Service Provider also represents and warrants that it will not purchase or sell Shares on behalf of any person on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control ("OFAC"), or other similar governmental lists, or in contravention of any OFAC maintained sanctions program. The Service Provider agrees to share information with the Fund for purposes of ascertaining whether a suspicious activity report ("SAR") is warranted with respect to any suspicious transaction involving Shares, provided that neither the Service Provider nor the Fund is the subject of the SAR. The Clearing Agent, if required to maintain an anti-money laundering program, also represents and warrants that it has filed the requisite certification with the Financial Crimes Enforcement Network ("FinCEN") to allow the Service Provider to share information pursuant to Section 314(b) of the USA PATRIOT Act.

   3. PARTICIPANT INFORMATION AND IMPOSITION OF TRADING RESTRICTIONS.

      a. AGREEMENT TO PROVIDE INFORMATION. Service Provider agrees to provide the Fund promptly upon written request, but not later than 10 business days from the written request, a unique identifying number (which shall be the taxpayer identification number ("TIN"), if known), of any or all Participants who have purchased, redeemed, transferred or exchanged Shares held through an Account with Service Provider and the amount, date, name or other identifier of any investment professional(s) associated with Participants or the Account (if known), and transaction type (purchase, redemption, transfer or exchange) of every purchase, redemption, transfer or exchange of Shares. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

      b. PERIOD COVERED BY THE REQUEST. Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought. The Fund may request transaction data older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

      c. The Service Provider agrees to use best efforts to determine, promptly upon request of the Fund, but not later than 10 days after the request, whether any person that holds Shares through the Service Provider is an "indirect intermediary" as defined in Rule 22c-2 under the Investment Company Act of 1940, as amended (the "1940 Act") (an "Indirect Intermediary"), and upon further request of the Fund, (i) provide or arrange to have provided the information set forth in Section (3)(a) of this Agreement regarding Participants who hold an account with an Indirect Intermediary; or (ii) restrict or prohibit the Indirect Intermediary from purchasing Shares on behalf of itself or other persons.

      d. MBSC and the Fund each agrees not to use the information received under this Section 3 for marketing or any other similar purpose without the prior written consent of the Service Provider.

      e. AGREEMENT TO RESTRICT TRADING. Service Provider agrees, within 5 days of receipt of a request, to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Participant that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Service Provider's Account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

      f. FORM OF INSTRUCTIONS. Instructions provided to the Service Provider will include a unique identifying number (which shall be the TIN, if known), and the specific restriction(s) to be executed. If the TIN is not known, the instructions will include an equivalent identifying number of the Participants or accounts or other agreed upon information to which the instructions relate.

      g. CONFIRMATION BY SERVICE PROVIDER. Service Provider must provide written confirmation to the Fund that instructions have been executed. Service Provider agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

      h. DEFINITIONS. For purposes of this Section 3:

      The term "Fund" includes the Fund's principal underwriter and transfer agent. The term does not include any "excepted funds" as defined in SEC Rule 22c-2(b) under the 1940 Act.

      The term "Shares" means the interests of Participants corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Service Provider.

      The term "written" includes electronic writings and facsimile transmissions.

   4. MAINTENANCE OF RECORDS.

      The Service Provider shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services. Upon the request of MBSC, the Service Provider and the Clearing Agent, as applicable, shall provide copies of all the historical records relating to transactions between the Funds and the Plans, written communications regarding the Funds to or from such Plans and other materials, in each case (a) as are required by law and regulations to be maintained in connection with providing the Services, and (b) as may reasonably be requested to enable MBSC, or its representatives including, without limitation, its auditors or legal counsel, to (i) monitor and review the Services, (ii) comply with any request of a governmental body or self-regulatory organization or a Plan, (iii) verify compliance by the Service Provider and the Clearing Agent, with the terms of this Agreement, (iv) make required regulatory reports, or (v) perform general customer supervision. Upon the request of MBSC, the Service Provider shall provide such information, representations and certifications regarding the Late Trading Procedures, as may reasonably be requested. The Service Provider agrees that it will permit MBSC or such representatives to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the Services.

   5. FUND PROSPECTUSES.

      The Service Provider's performance of the Services including, without limitation, the purchase and redemption of Shares, shall be subject to the terms and conditions set forth in each Fund's prospectus.

   6. OPERATION OF FUNDS.

      In no way shall the provisions of this Agreement limit the authority of any Fund or MBSC to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of such Fund and the sale of its Shares.

   7. REPRESENTATIONS WITH RESPECT TO DREYFUS FUNDS.

      Service Provider shall not make representations concerning a Fund or Shares except those contained in the current prospectus of such Fund, and in current sales literature furnished by MBSC.

   8. EXPENSES.

      a. The Service Provider shall bear all expenses incidental to the performance of the Services.

      b. Each Fund shall pay the cost of registration of its shares with the U.S. Securities and Exchange Commission (the "SEC") and in states where required. Each Fund shall distribute or cause to be distributed to the Service Provider its proxy material, periodic Fund reports to shareholders and other material as such Fund may be required to be sent to shareholders. The cost of preparing and printing this material shall be paid by the applicable Fund, and the cost of distributing such items shall be paid by the Service Provider in accordance with 8(a) above.

   9. ROLE AND RELATIONSHIP OF SERVICE PROVIDER AND CLEARING AGENT.

      The parties acknowledge and agree that all Services provided by the Service Provider shall be as an independent contractor and not as an employee or agent of MBSC or any of the Funds, and that in performing services under this Agreement involving mutual fund processing services made available through the National Securities Clearing Corporation, Service Provider will act as agent of the Plans and Plan Participants (and not of any Fund, MBSC or any other service provider to a Fund in placing with a Fund orders for the purchase, redemption and exchange of Shares. Notwithstanding the foregoing, however, each Fund hereby designates the Service Provider as authorized agent for the limited purpose of accepting purchase and redemption orders of Fund Shares.

   10. USE OF MBSC NAME.

      Except as otherwise expressly provided for in this Agreement, Service Provider shall not use, nor shall it allow its employees or agents to use the name or logo of MBSC or any affiliate of MBSC including, but not limited to, The Dreyfus Corporation, or any products or services sponsored, managed, advised, administered or distributed by MBSC or The Dreyfus Corporation or any of its affiliates, for advertising, trade or other commercial or noncommercial purposes without the express written consent of any authorized officer of MBSC.

   11. CONFIDENTIALITY.

      The Service Provider shall not disclose or make use of, directly or indirectly, any secret or confidential information or material including, without limitation, proposed new products, new marketing strategies or techniques, new communication or electronic fund transfer methods, sales or volume reports, shareholder or customer lists, dealer lists, or prospective investor lists pertaining to or owned by MBSC or any of its affiliates or any investment companies, including the Funds sponsored, managed, advised, administered or distributed by MBSC or any of its affiliates.

   12. INSURANCE AND BONDING.

      The Service Provider agrees to maintain comprehensive general liability coverage and fidelity bond coverage with coverage limits customary in the industry for services of the type described herein.

   13. FEES.

      a. For the services of the Service Provider under this Agreement, MBSC and the Funds severally agree to pay the Service Provider the fees described in Schedule C ("Administrative Fees"). The parties agree that the Administrative Fees are for administrative services only and do not constitute payment in any manner for investment advisory or distribution services. The Service Provider agrees to provide MBSC with notice of and the dollar amount of any and all disputes pertaining to any fee payment made under the terms of this Agreement within 30 days of receipt of the fee payment subject to such dispute. Service Provider further agrees that neither

MBSC nor any Fund is under any obligation to pay any fee(s) not invoiced in accordance with the terms set forth in Schedule C.

      b. The provisions of this Agreement are applicable only to those MBSC dealer and branch codes specified in Schedule C and do not apply to any other relationship by and between the parties. Any addition, deletion or modification of a dealer or branch code may only be made pursuant to a written instrument signed by each party. Service Provider is solely responsible for coding the correct dealer and/or branch code on each account.

   14. TERMINATION. This Agreement shall terminate:

      a. with respect to the sale and issuance of new Shares to any Plans, at the option of the Service Provider, MBSC or a Fund upon six months' advance written notice to the other parties hereto and with respect to Shares previously sold to Plans at the option of the Service Provider, MBSC or the fund upon six months' advance notice to the other parties hereto;

      b. with respect to Shares previously sold to Plans and with respect to the sale and issuance of new Shares to any Plans, at the option of MBSC or any Fund, upon written notice to the Service Provider of any legislation or regulation which has the effect of limiting, or the operation of which serves to limit, The Dreyfus Corporation's investment advisory or administration fee with respect to such Fund to an amount that is less than the Administrative Fees payable with respect to such Fund;

      c. with respect to Shares previously sold to Plans and with respect to the sale and issuance of new Shares to any Plans, at the option of the Service Provider, or of MBSC or a Fund, as the case may be, upon written notice to the other parties hereto of the institution of formal proceedings against the Fund or MBSC, or against the Service Provider, as the case may be, by the Financial Industry Regulatory Authority, the SEC or any other regulatory body;

      d. with respect to Shares previously sold to Plans and with respect to the sale and issuance of new Shares to any Plans, at the option of MBSC or any Fund, upon written notice to the Service Provider of termination of MBSC's Distribution Agreement with such Fund. This provision shall not be deemed to apply if, contemporaneously with such termination, a new Distribution Agreement containing substantially similar terms is entered into between MBSC and such Fund;

      e. with respect to Shares previously sold to Plans and with respect to the sale and issuance of new Shares to any Plans, at the option of MBSC or any Fund, upon written notice to the Service Provider of termination of The Dreyfus Corporation's Investment Advisory or Administration Agreement with such Fund. This provision shall not be deemed to apply if, contemporaneously with the termination, a new Investment Advisory or Administration Agreement containing substantially similar terms is entered into between The Dreyfus Corporation and such Fund;

      f. with respect to the sale and issuance of new Shares, whenever, and so long as: (i) in the judgment of a Fund's officers, the Fund's declining to accept any additional orders for, or to make any sales of, Shares is warranted by market, economic or political conditions, or by abnormal circumstances of any kind; (ii) the SEC has issued and there remains in effect any stop order suspending the effectiveness of such Fund's registration statement or prospectus; or (iii) a current prospectus as required by Section 10 of the Securities Act of 1933, as amended (the "1933 Act"), is not on file with the SEC;

      g. with respect to Shares previously sold to Plans and with respect to the sale and issuance of new Shares to any Plans, at the option of the Service Provider, or of any Fund or MBSC, as the case may be, upon an assignment of this Agreement by the Fund or MBSC or by the Service Provider, as the case may be, in a manner that is not permitted under the terms of Section 24 hereof; and

      h. with respect to Shares previously sold to Plans and with respect to the sale and issuance of new Shares to any Plans, at the option of the Service Provider, or of MBSC or any Fund, as the case may be, upon written notice to the other parties that MBSC or the Fund, or the Service Provider, as the case may be, is in material breach of this Agreement unless the party in breach cures the breach to the reasonable satisfaction of the party alleging breach within 10 days.

   15. INDEMNIFICATION.

      a. The Service Provider agrees to indemnify and hold harmless MBSC, the Funds, the Funds' investment advisers, the Funds' administrators, and each of their directors, officers, employees, agents and each person, if any, who controls them within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which an indemnitee may become subject insofar as those losses, claims, damages, liabilities or expenses or actions in respect thereof, arise out of or are based upon (i) the provision of Administrative Services by the Service Provider, (ii) the Service Provider's negligence or willful misconduct in performing the Services, (iii) any breach by the Service Provider of any material provision of this Agreement, or (iv) any breach by the Service Provider of a representation, warranty or covenant made in this Agreement; and the Service Provider will reimburse the indemnitees for any legal or other expenses reasonably incurred in connection with investigating or defending such loss, claim or action. This indemnity agreement will be in addition to any liability which the Service Provider may otherwise have.

      b. MBSC agrees to indemnify and hold harmless the Service Provider and each of its directors, officers, employees, agents and each person, if any, who controls the Service Provider within the meaning of the 1933 Act against any losses, claims, damages, liabilities or expenses to which an indemnitee may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any breach by MBSC of any material provision of this Agreement, or (ii) any breach by MBSC of a representation, warranty or covenant made in this Agreement; and MBSC will reimburse the indemnitees for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim or action. This indemnity agreement will be in addition to any liability which MBSC may otherwise have.

      c. Promptly after receipt by an indemnitee under this Section 15 of notice of the commencement of an action, the indemnitee will, if a claim in respect thereof is to be made against the indemnitor, notify the indemnitor of the commencement thereof in accordance with the provisions of Section 16 hereof within seven (7) days after the summons or other first legal process shall have been served, unless within such seven (7) days the indemnitor shall have been served in the same action, in which case such notification may be given within sixty (60) days, provided that the omission so to notify the indemnitor will not relieve it from any liability that it may have to any indemnitee under this
Section 15 except to the extent that the indemnitor has been prejudiced in any material respect by such failure. The omission so to notify the indemnitor will not relieve it from any liability that it may have to any indemnitee otherwise than under this Section 15. If any such action is brought against any indemnitee and it notifies the indemnitor of the commencement thereof, the indemnitor will be entitled to assume the defense thereof with counsel reasonably satisfactory to the indemnitee, and the defendant or defendants in such action entitled to indemnification hereunder shall have the right to participate in the defense or preparation of the defense of any such action. In the event the indemnitor does elect to assume the defense of any such action, and to retain counsel of good standing, the defendant or defendants in such action shall bear the fees and expenses of any additional counsel retained by any of them; but in case the indemnitor does not elect to assume the defense of any such action, the indemnitor will reimburse the indemnitee(s) named a defendant or defendants in such action for the fees and expenses of one single additional counsel agreed upon by them. If the indemnitor assumes the defense of any such action, the indemnitor shall not, without the prior written consent of the indemnitee(s), settle or compromise the liability of the indemnitee(s) in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent each indemnitee receives from such claimant an unconditional release from all liability in respect of such claim.

   16. NOTICE.

      Each notice required by this Agreement shall be given in writing and delivered personally or mailed by certified mail to the other party at the following address or such other address as each party may give notice to the other:

      If to the Service Provider, to:

      OneAmerica Financial Partners
      250 West North St.
      Indianapolis, In 46202
      Attn: Terry Bums

      With a copy to:

      OneAmerica Securities, Inc.
      250 West North St.
      Indianapolis, In 46202
      Attn: Associate General Counsel

      If to MBSC or any Fund, to:

      MBSC Securities Corporation
      200 Park Avenue
      New York, New York 10166
      Attention: General Counsel

      With a copy to:

      Dreyfus Investments
      144 Glenn Curtiss Blvd.
      Uniondale, NY 11556
      Attention: Director, Institutional Services

A notice duly given pursuant to this Section 16 shall be deemed given immediately when delivered personally and three (3) days after the date of certified mailing.

   17. GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements fully executed and to be performed therein.

   18. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

      Each party represents that it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation or other entity. The Service Provider further represents, warrants, and covenants that:

      a. it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement;

      b. it is registered as a transfer agent pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act");

      c. the arrangements provided for in this Agreement will be disclosed to the Plans through their representatives;

      d. it will not be a "fiduciary" of any Plan as such term is defined in
Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code");

      e. the receipt of the fees described in Section 13 hereof by the Service Provider will not constitute a "prohibited transaction" as such term is defined in section 406 of ERISA and Section 4975 of the Code;

      f. it is registered as a broker-dealer under the 1934 Act and any applicable state securities laws, or is not required to be so registered, including as a result of entering into and performing the services set forth in this Agreement; and

      g. the Services will be performed by qualified personnel in accordance with the terms of this Agreement and highest industry standards.

   19. MODIFICATION.

      This Agreement may be modified or amended upon notice to Service Provider by MBSC and the Funds as MBSC and the Funds deem necessary and such amendment shall be deemed to be accepted by Service Provider upon the placement of any order for the purchase of Fund Shares, after the effective date of any such amendment.

   20. COUNTERPARTS.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

   21. ASSIGNMENT.

      A party may not assign any of its rights, powers or duties under this Agreement without the other parties' prior written consent, except as expressly permitted under this Agreement. Any purported assignment in violation of this Agreement shall be void.

   22. SURVIVAL

      The provisions of Sections 4, 10, 11, 12 and 15 shall survive termination of this Agreement.

   23. COMPLETE AGREEMENT.

      This Agreement contains the full and complete understanding of the parties and supersedes all prior representations, promises, statements, arrangements, agreements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied.


      IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of each party as of the date first written above.

ONE AMERICA SECURITIES

By:
       ---------------------------------

Date:  5/1/15
       ---------------------------------

Title: President
       ---------------------------------


MBSC SECURITIES CORPORATION

By:
       ---------------------------------

Date:  5/12/15
       ---------------------------------

Title: Senior Vice President
       ---------------------------------


THOSE DREYFUS FUNDS
IDENTIFIED ON SCHEDULE A

By:
       ---------------------------------

Date:  5/11/15
       ---------------------------------

Title: President
       ---------------------------------

                                   SCHEDULE A

                     (THOSE FUNDS IDENTIFIED ON SCHEDULE C)

                                   SCHEDULE B

The Service Provider shall perform the following services:

        1. Maintain separate records for each Plan, which records shall reflect Shares purchased and redeemed, including the date and price for all transactions, and Share balances.

        2. Disburse or credit to the Plans, and maintain records of, all proceeds of redemptions of shares and all other distributions not reinvested in Shares.

        3. Prepare and transmit to the Plans, periodic account statements showing the total number of Shares owned by each Plan as of the statement closing date, purchases and redemptions of Shares by the Plan during the period covered by the statement, and the dividend and other distributions paid to the Plan during the statement period (whether paid in cash or reinvested in Shares).

        4. Transmit to the Plans prospectuses, proxy materials, reports, and other information provided by MBSC or a Fund and required to be sent to shareholders under the federal securities laws.

        5. Transmit to the transfer agent of each Fund purchase orders and redemption requests placed by the Plans.

        6. Transmit to the Funds or any of the agents designated by any of them such periodic reports as any Fund shall reasonably conclude is necessary to enable such Fund to comply with state Blue Sky requirements.

        7. Transmit to the Plans confirmations of purchase orders and redemption requests placed by the Plans.

        8. Maintain all account balance information for the Plans and daily and monthly purchase summaries expressed in Shares and dollar amounts.

        9. Settle purchase orders and redemption requests placed by the Service Provider on behalf of the Plans in accordance with the terms of each Fund's prospectus.

        10. Prepare, file or transmit all federal, state and local government reports and returns as required by law with respect to each Account maintained on behalf of a Plan.

                                   SCHEDULE C

The annual Administrative Fees payable each month with respect to a Fund shall be an amount equal to the amount set forth below, pro-rated and paid monthly (the "Total Monthly Fee"). The Service provider shall invoice MBSC for the amounts set forth below on a monthly basis.

Each Fund's share of the Administrative Fees that are payable to Service Provider for a given month shall be an amount equal to the number of Participants, as identified by Service Provider to MBSC in Service Provider's monthly invoice, underlying the Account maintained in the Fund as of the last day of the month multiplied by the per account fee charged by the Fund's transfer agent for shareholder accounts multiplied by one-twelfth (1/12th) (the "Fund Monthly Fee"), but shall not exceed the Total Monthly Fee.

MBSC's share of the Administrative Fees calculated each month with respect to each Fund shall be an amount equal to the Total Monthly Fee minus the Fund Monthly Fee. For administrative convenience, MBSC may pay the Total Monthly Fee to Service Provider on behalf of itself and each Fund and collect the Fund Monthly Fee from the applicable Funds.

The Service Provider is solely responsible for the accuracy of its invoice and the accompanying statement showing the calculation of the fees and the number of Participant accounts underlying the account maintained in each Fund as of the last day of the month. The Service Provider shall preserve and maintain all records related to the calculation of such fees and, upon the request of MBSC, shall provide copies of such records. MBSC, at its sole discretion, may dispute the calculation of the fees. The Service Provider represents and warrants that its calculation of the fees will be accurate and complete. To the extent the Service Provider overcharges MBSC, the Service Provider agrees to promptly remit payment to MBSC.

                            MBSC DEALER CODE 001695

                                                      FUND                              ADMINISTRATIVE    AGGREGATE
FUND AND PORTFOLIO NAME                               CODE      TICKER       CUSIP           FEE             FEE*
-------------------------------------------------  ---------  ----------  -----------  ----------------  -----------
EQUITY

Dreyfus Active MidCap, CI A                        0085       DNLDX       86271F107                0.25%        0.50%
Dreyfus Active MidCap, CII                         0272       DNLRX       86271F404                0.25%        0.25%
Dreyfus Alternative Diversifier Strategies, CI A   6253       DRNAX       26188X882                0.25%        0.50%
Dreyfus Alternative Diversifier Strategies, CI I   6255       DRNIX       26188X866                0.25%        0.25%
Dreyfus Appreciation, lnv Sh                       0141       DGAGX       261970107                0.25%        0.50%
Dreyfus Balanced Opportunity, CI A                 6000       DBOAX       26202W100                0.25%        0.50%
Dreyfus Balanced Opportunity, CI I                 6003       DBORX       26202W407                0.25%        0.25%
Dreyfus Balanced Opportunity, CI J                 6005       THPBX       26202W605                0.25%        0.25%
Dreyfus Balanced Opportunity, CI Z                 6115       DBOZX       26203C863                0.25%        0.25%
Dreyfus Conservative Allocation                    6268       SCALX       86271F669                0.25%        0.50%
Dreyfus Core Equity, CI A                          0047       DLTSX       261978217                0.25%        0.50%

Dreyfus Core Equity, CI I                          0943       DPERX       261978126                0.25%        0.25%
Dreyfus Disciplined Stock                          0728       DDSTX       261978340                0.25%        0.35%
Dreyfus Diversified Emerging Markets, CI A         6919       DBEAX       26203E729                0.30%        0.55%
Dreyfus Diversified Emerging Markets, CI I         6914       SBCEX       26203E802                0.30%        0.30%
Dreyfus Diversified International, CI A            6209       DFPAX       261986657                0.25%        0.50%
Dreyfus Diversified International, CI I            6211       DFPIX       261986632                0.25%        0.25%
Dreyfus Dreyfus Fund                               0026       DREVX       262003106                0.20%        0.20%
Dreyfus Dynamic Total Return, CI A                 6140       AVGAX       007565104                0.25%        0.50%
Dreyfus Dynamic Total Return, CI I                 6142       AVGRX       007565302                0.25%        0.25%
Dreyfus Emerging Markets, CI A                     0327       DRFMX       26201H104                0.25%        0.50%
Dreyfus Emerging Markets, CI I                     0242       DRPEX       26201H500                0.25%        0.25%
Dreyfus Equity Income, CI A                        6144       DQIAX       261980650                0.25%        0.50%
Dreyfus Equity Income, CI I                        6146       DQIRX       261980635                0.25%        0.25%
Dreyfus Global Emerging Markets, CI A              6243       DGEAX       26188X106                0.25%        0.50%
Dreyfus Global Emerging Markets, CI I              6245       DGIEX       26188X304                0.25%        0.25%
Dreyfus Global Equity Income, CI A                 6175       DEQAX       261980619                0.25%        0.50%
Dreyfus Global Equity Income, CI I                 6177       DQEIX       261980577                0.25%        0.25%
Dreyfus Global Real Estate Securities, CI A        6593       DRLAX       261986616                0.25%        0.50%
Dreyfus Global Real Estate Securities, CI I        6594       DRLIX       261986582                0.25%        0.25%
Dreyfus Global Real Return, CI A                   6278       DRRAX       007565278                0.25%        0.50%
Dreyfus Global Real Return, CI I                   6280       DRRIX       007565252                0.25%        0.25%
Dreyfus Global Stock, CI A                         6159       DGLAX       86271F834                0.25%        0.50%
Dreyfus Global Stock, CI I                         6161       DGLRX       86271F818                0.25%        0.25%
Dreyfus Greater China, CI A                        0130       DPCAX       261986509                0.25%        0.50%
Dreyfus Greater China, CI I                        0190       DPCRX       261986806                0.25%        0.25%
Dreyfus Growth & Income                            0010       DGRIX       261942106                0.30%        0.30%
Dreyfus Growth Allocation                          6270       SGALX       86271F644                0.25%        0.50%
Dreyfus International Equity, CI A                 0720       DIEAX       26201F108                0.25%        0.50%
Dreyfus International Equity, CI I                 0733       DIERX       26201F405                0.25%        0.25%
Dreyfus International Small Cap, CI A              4006       DYAPX       26201F819                0.25%        0.50%
Dreyfus International Small Cap, CI I              4008       DYIPX       26201F785                0.25%        0.25%
Dreyfus International Stock, CI A                  6155       DISAX       86271F784                0.25%        0.50%
Dreyfus International Stock, CI I                  6157       DISRX       86271F768                0.25%        0.25%
Dreyfus International Value, CI A                  0254       DVLAX       26200C601                0.25%        0.50%
Dreyfus International Value, CI I                  0304       DIRVX       26200C528                0.25%        0.25%
Dreyfus Large Cap Equity, CI A                     6535       DLQAX       261986566                0.25%        0.50%
Dreyfus Large Cap Equity, CI I                     6532       DLQIX       261986541                0.25%        0.25%
Dreyfus Large Cap Growth, CI A                     6574       DAPAX       261986525                0.25%        0.50%
Dreyfus Large Cap Growth, CI I                     6573       DAPIX       261986491                0.25%        0.25%
Dreyfus Mid-Cap Growth, CI A                       0291       FRSDX       262001795                0.25%        0.50%
Dreyfus Mid-Cap Growth, CI F                       0372       FRSPX       262001498                0.25%        0.50%

Dreyfus Mid-Cap Growth, CI I                       0294       FRSRX       262001555                0.25%        0.25%
Dreyfus Moderate Allocation                        6269       SMDAX       86271F651                0.25%        0.50%
Dreyfus Natural Resources, CI A                    6006       DNLAX       26202P857                0.25%        0.50%
Dreyfus Natural Resources, CI I                    6009       DLDRX       26202P824                0.25%        0.25%
Dreyfus Opportunistic Midcap Value, CI A           0258       DMCVX       26200C304                0.25%        0.50%
Dreyfus Opportunistic Midcap Value, CI I           6230       DVLIX       007565310                0.25%        0.25%
Dreyfus Opportunistic Small Cap Fund               0253       DSCVX       26200C403                0.25%        0.50%
Dreyfus Opportunistic US Stock, CI A               6316       DOSAX       007565179                0.25%        0.50%
Dreyfus Opportunistic US Stock, CI I               6318       DOSIX       007565153                0.25%        0.25%
Dreyfus Research Growth, CI A                      6232       DWOAX       26203H201                0.25%        0.50%
Dreyfus Research Growth, CI I                      6234       DWOIX       26203H409                0.25%        0.25%
Dreyfus Research Growth, CI Z                      0018       DREQX       26203H102                0.25%        0.25%
Dreyfus Research Long/Short Equity, CI A           6116       DLSAX       26202X694                0.25%        0.50%
Dreyfus Research Long/Short Equity, CI I           6118       DLSYX       26202X678                0.25%        0.25%
Dreyfus Select Managers Long/Short, CI A           6250       DBNAX       26188X502                0.25%        0.50%
Dreyfus Select Managers Long/Short, CI I           6252       DBNIX       26188X700                0.25%        0.25%
Dreyfus Select Managers Small Cap Growth, CI A     6289       DSGAX       86271F594                0.25%        0.50%
Dreyfus Select Managers Small Cap Growth, CI I     6291       DSGIX       86271F578                0.25%        0.25%
Dreyfus Select Managers Small Cap Value, CI A      6246       DMVAX       86271F693                0.25%        0.50%
Dreyfus Select Managers Small Cap Value, CI I      6248       DMVIX       86271F677                0.25%        0.25%
Dreyfus Small Cap Equity, CI A                     0439       DSEAX       26201F868                0.25%        0.50%
Dreyfus Small Cap Equity, CI I                     0442       DSERX       26201F835                0.25%        0.25%
Dreyfus Strategic Beta Emerg. Markets Eq, CI A     6342       DOFAX       26202P667                0.10%        0.35%
Dreyfus Strategic Beta Emerging Markets Eq, CI I   6344       DOFIX       26202P642                0.10%        0.10%
Dreyfus Strategic Beta Global Equity, CI A         6336       DBGAX       26202P717                0.00%        0.25%
Dreyfus Strategic Beta Global Equity, CI I         6338       DBGIX       26202P683                0.00%        0.00%
Dreyfus Strategic Beta U.S. Equity, CI A           6339       DOUAX       26202P626                0.00%        0.25%
Dreyfus Strategic Beta U.S. Equity, CI I           6341       DOUIX       26202P592                0.00%        0.00%
Dreyfus Strategic Value, CI A                      0257       DAGVX       26200C205                0.15%        0.40%
Dreyfus Strategic Value, CI I                      0668       DRGVX       26200C627                0.15%        0.15%
Dreyfus Structured Midcap, CI A                    0936       DPSAX       26200C726                0.25%        0.50%
Dreyfus Structured Midcap, CI I                    0939       DPSRX       26200C676                0.25%        0.25%
Dreyfus Tax Managed Growth, CI A                   0149       DTMGX       261978381                0.25%        0.50%
Dreyfus Tax Managed Growth, CI I                   6109       DPTRX       261949101                0.25%        0.25%
Dreyfus Technology Growth, CI A                    0255       DTGRX       26200C882                0.25%        0.50%
Dreyfus Technology Growth, CI I                    0262       DGVRX       26200C858                0.25%        0.25%
Dreyfus Third Century, CI A                        0207       DTCAX       26201E101                0.25%        0.50%
Dreyfus Third Century, CI I                        0210       DRTCX       26201E408                0.25%        0.25%
Dreyfus Third Century, CI Z                        0035       DRTHX       26201E606                0.25%        0.25%
Dreyfus TOBAM Emerging Markets, CI A               6324       DABQX       26188X791                0.25%        0.50%
Dreyfus TOBAM Emerging Markets, CI I               6326       DABOX       26188X775                0.25%        0.25%

Dreyfus Total Emerging Markets, CI A               6301       DTMAX       007565245                0.25%        0.50%
Dreyfus Total Emerging Markets, CI I               6303       DTEIX       007565229                0.25%        0.25%
Dreyfus U.S. Equity, CI A                          6011       DPUAX       86271F743                0.25%        0.50%
Dreyfus U.S. Equity, CI I                          6013       DPUIX       86271F727                0.25%        0.25%
Dreyfus Worldwide Growth, CI A                     0070       PGROX       261989107                0.25%        0.50%
Dreyfus Worldwide Growth, CI I                     0768       DPWRX       261989404                0.25%        0.25%
Dreyfus/Newton International Eq, CI A              6916       NIEAX       26203E505                0.30%        0.55%
Dreyfus/Newton International Eq, CI I              6912       SNIEX       26203E604                0.30%        0.30%
Dreyfus/TBC Small Cap Growth, CI I                 6941       SSETX       26203E836                0.30%        0.30%
Dreyfus/TBC Small Cap Value, CI I                  6944       STSVX       26203E851                0.30%        0.30%
Dreyfus/TBC Small/Mid Cap Growth, CI A             6921       DBMAX       26203E745                0.25%        0.50%
Dreyfus/TBC Small/Mid Cap Growth, CI I             6928       SDSCX       26203E794                0.25%        0.25%

FIXED INCOME

Dreyfus AMT-Free Municipal Bond, CI A              0319       DMUAX       261969802                0.20%        0.45%
Dreyfus AMT-Free Municipal Bond, CI I              6015       DMBIX       261969828                0.20%        0.20%
Dreyfus AMT-Free Municipal Bond, CI Z              0125       DRMBX       261969307                0.20%        0.20%
Dreyfus CA AMT-Free Municipal Bond, CI A           6124       DCAAX       26202V102                0.20%        0.45%
Dreyfus CA AMT-Free Municipal Bond, CI I           6101       DCMIX       26202V508                0.20%        0.20%
Dreyfus CA AMT-Free Municipal Bond, CI Z           0928       DRCAX       26202V409                0.20%        0.20%
Dreyfus CT Municipal Bond, CI A                    0064       PSCTX       26202D102                0.20%        0.45%
Dreyfus CT Municipal Bond, CI I                    6120       DTCIX       26202D516                0.20%        0.20%
Dreyfus CT Municipal Bond, CI Z                    6095       DPMZX       26202D532                0.20%        0.20%
Dreyfus Emerging Markets Debt U.S. Dollar, CI A    4000       DMEAX       26188X668                0.00%        0.25%
Dreyfus Emerging Markets Debt U.S. Dollar, CI I    4002       DMEIX       26188X643                0.00%        0.00%
Dreyfus Emerging Mkts Debt Local Curr, CI A        6081       DDBAX       261980528                0.25%        0.50%
Dreyfus Emerging Mkts Debt Local Curr, CI I        6083       DDBIX       261980494                0.25%        0.25%
Dreyfus Floating Rate Income, CI A                 6240       DFLAX       261949762                0.20%        0.45%
Dreyfus Floating Rate Income, CI I                 6242       DFLIX       261949747                0.20%        0.20%
Dreyfus Global Dynamic Bond, CI A                  6298       DGDAX       007565211                0.20%        0.45%
Dreyfus Global Dynamic Bond, CI I                  6300       DGDIX       007565187                0.20%        0.20%
Dreyfus GNMA, Inc., CI A                           6100       GPGAX       26203A107                0.20%        0.45%
Dreyfus GNMA, Inc., CI Z                           0265       DRGMX       262005101                0.10%        0.30%
Dreyfus High Yield Municipal Bond, CI A            6165       DHYAX       261969844                0.20%        0.45%
Dreyfus High Yield Municipal Bond, CI I            6092       DYBIX       261969810                0.20%        0.20%
Dreyfus High Yield Municipal Bond, CI Z            6133       DHMBX       261969869                0.20%        0.45%
Dreyfus High Yield, CI A                           0029       DPLTX       261980783                0.20%        0.45%
Dreyfus High Yield, CI I                           0759       DLHRX       261980759                0.20%        0.20%
Dreyfus Inflation Adjusted Securities, CI I        0589       DIASX       261967830                0.00%        0.00%
Dreyfus Inflation Adjusted Securities, lnv. Sh     0588       DIAVX       261967822                0.00%        0.25%
Dreyfus Intermediate Municipal Bond                0947       DITEX       262010101                0.20%        0.20%
Dreyfus Intermediate Term Income, CI A             0082       DRITX       261967202                0.20%        0.45%

Dreyfus Intermediate Term Income, CI I             0074       DITIX       261967301                0.20%        0.20%
Dreyfus International Bond, CI A                   6091       DIBAX       261980684                0.20%        0.45%
Dreyfus International Bond, CI I                   6094       DIBRX       261980668                0.20%        0.20%
Dreyfus MA Municipal Bond, CI A                    0063       PSMAX       26202D847                0.20%        0.45%
Dreyfus MA Municipal Bond, CI Z                    6122       PMAZX       26202D540                0.20%        0.20%
Dreyfus Municipal Bond                             0054       DRTAX       26201Q104                0.20%        0.20%
Dreyfus Municipal Bond Opportunity, CI A           0022       PTEBX       26201Y107                0.20%        0.45%
Dreyfus Municipal Bond Opportunity, CI Z           6121       DMBZX       26201Y404                0.10%        0.30%
Dreyfus NJ Municipal Bond, CI A                    0750       DRNJX       26202T107                0.20%        0.45%
Dreyfus NJ Municipal Bond, CI I                    6107       DNMIX       26202T503                0.20%        0.20%
Dreyfus NJ Municipal Bond, CI Z                    6090       DZNJX       26202T404                0.20%        0.20%
Dreyfus NY AMT-Free Municipal Bond, CI A           0021       PSNYX       26201V103                0.20%        0.45%
Dreyfus NY AMT-Free Municipal Bond, CI I           6108       DNYIX       26201V400                0.20%        0.20%
Dreyfus NY Tax Exempt Bond                         0980       DRNYX       261900104                0.20%        0.20%
Dreyfus Opportunistic Emerg. Mrkts De bt, CI A     6319       DOEAX       261949820                0.25%        0.50%
Dreyfus Opportunistic Emerging Mrkts Debt, CI I    6321       DOEIX       261949796                0.25%        0.25%
Dreyfus Opportunistic Fixed Income, CI A           6148       DSTAX       261949200                0.00%        0.25%
Dreyfus Opportunistic Fixed Income, CI I           6150       DSTRX       261949408                0.00%        0.00%
Dreyfus PA Municipal Bond, CI A                    0058       PTPAX       26202D649                0.20%        0.45%
Dreyfus PA Municipal Bond, CI Z                    6193       DPENX       26202D524                0.20%        0.20%
Dreyfus Short Duration Bond, CI D                  6212       DSDDX       261919203                0.00%        0.25%
Dreyfus Short Duration Bond, CI I                  6220       DSIDX       261919302                0.00%        0.00%
Dreyfus Short Duration Bond, CI Z                  0542       DSIGX       261919104                0.00%        0.00%
Dreyfus Short Term Income, CI D                    0083       DSTIX       261967103                0.20%        0.40%
Dreyfus Short-Intermediate Muni Bond, CI A         6219       DMBAX       261918601                0.20%        0.45%
Dreyfus Short-Intermediate Muni Bond, CI D         0591       DSIBX       261918106                0.20%        0.30%
Dreyfus Short-Intermediate Muni Bond, CI I         6119       DIMIX       261918502                0.20%        0.20%
Dreyfus Tax Sensitive Total Return Bond, CI A      6935       DSDAX       26203E786                0.15%        0.40%
Dreyfus Tax Sensitive Total Return Bond, CI I      6933       SDITX       26203E810                0.15%        0.15%
Dreyfus US Treasury Intermediate Term              0072       DRGIX       26202G105                0.00%        0.00%
Dreyfus US Treasury Long Term                      0073       DRGBX       261956106                0.00%        0.00%
Dreyfus Yield Enhancement Strategy, CI A           6327       DABMX       26188X841                0.20%        0.45%
Dreyfus Yield Enhancement Strategy, CI I           6329       DABKX       26188X825                0.20%        0.20%
Dreyfus/Standish Global Fixed Inc, CI A            6940       DHGAX       26203F106                0.15%        0.40%
Dreyfus/Standish Global Fixed Inc, CI I            6934       SDGIX       26203E844                0.15%        0.15%

INDEX

Dreyfus BASIC S&P 500 Stock Index                  0713       DSPIX       261978811                0.05%        0.05%
Dreyfus Bond Market Index, BASIC Sh                0710       DBIRX       261978878                0.00%        0.00%
Dreyfus Bond Market Index, lnv Sh                  0310       DBMIX       261978886                0.00%        0.25%
Dreyfus International Stock Index                  0079       DIISX       26200Q303                0.00%        0.25%
Dreyfus Midcap Index                               0113       PESPX       712223106                0.10%        0.35%

Dreyfus S&P 500 Index                              0078       PEOPX       26200Q105                0.10%        0.35%
Dreyfus Smallcap Stock Index                       0077       DISSX       26200Q204                0.10%        0.35%

--------
* The fees in this column represent the current aggregate fees payable to the Service Provider pursuant to this Agreement, as well as those payable in accordance with any Fund's Rule 12b-l plan or Shareholder Services Plan. The fees in this column are included for administrative convenience only, and are not legally binding on any party to this Agreement. Fees payable to the Service Provider outside of the Administrative Fees payable hereunder are subject to separate agreements, responsibilities and liabilities, which may change in accordance with the terms of those agreements.

                                   EXHIBIT A

                              OPERATING PROCEDURES

Capitalized terms used in this Exhibit have the meanings given them in the Agreement to which this Exhibit is attached (the "Agreement").

Service Provider will submit purchase, exchange or redemption orders (an "Order") for Shares of a Fund to MBSC via NSCC Fund/SERV, Defined Contribution Clearance & Settlement ("DCC&S") and Networking systems in accordance with their standard processing procedures and Orders shall be placed and settlement shall be made at the time and in the manner provided in the rules and procedures relating to Fund/Serv, DCC&S and Networking.

      1. THE ACCOUNTS.

         a. Service Provider will open one or more Accounts per Fund. Accounts will be established as Matrix Level 0.

         b. MBSC shall designate each such Account with account numbers. Account numbers will be the means of identification when the parties are transacting business in the Account.

      2. PURCHASE AND REDEMPTION ORDERS.

         a. For each day on which any Participant or Plan Representative places with Service Provider an Order for Shares of a Fund, Service Provider shall aggregate all such Orders and communicate to MBSC via NSCC Fund /SERV, DCC&S and Networking standard processing procedures.

         b. The procedures to be followed for purchases, redemptions, and exchanges shall be as follows: On each Business Day Service Provider may receive instructions from Participants or Plan Representatives for Orders. Orders received and accepted by Service Provider as at the Close of Trading on any given Business Day (the "Trade Date") and transmitted to MBSC or its designee by 8:30 a.m. Eastern Time on the next Business Day shall be executed, on behalf of each Fund, at the net asset value determined as of the Close of Trading for the preceding Business Day which is the Trade Date.

         c. In no event shall Service Provider accept orders on any Business Day after the Close of Trading on that Business Day. Orders received in proper form by Service Provider after the Close of Trading on any Business Day shall be treated as if received by Service Provider on the next Business Day.

      3. SETTLEMENT OF TRANSACTIONS.

         a. Orders shall be placed and settlement shall be made at the time and in the manner provided in the rules and procedures relating to Fund/SERV and Networking. Service Provider will transmit the dollar amount of each purchase order to the relevant Fund or its agent and in accordance with NSCC standard processing procedures. However, if one or more Funds has determined to settle redemption transactions for all of its shareholders on a delayed basis (more than one Business Day, but in no event more than seven calendar days, after the date on which the redemption order is received, unless otherwise permitted by an order of the SEC under Section 22(e) of the 1940 Act, MBSC shall be permitted to delay sending redemption proceeds to Service Provider by the same number of days that the Fund is delaying sending redemption proceeds to the other shareholders of the Fund.

         On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Orders. Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open, and the Effective Trade Date will apply to that settlement.

         b. In the event that MBSC cannot verify redemption proceeds due to system problems or other unforeseen circumstance, MBSC may settle trades and forward redemption proceeds in accordance with this Agreement based on MBSC information furnished by Service Provider. If a trade settlement based on Service Provider information results in an error, MBSC shall notify Service Provider orally and confirm in writing the name of the Fund, the Account number and the date and amount of the error. If the error results in an overpayment, it shall be corrected by debiting the affected Account or by wire. If the error results in an underpayment, it shall be corrected by either crediting the affected Account or remitting the credit by check or wire as Service Provider shall direct.

      4. REPORTING.

         a. Service Provider will use NSCC profile to access Fund net asset value, interest rate factor, and distribution information

         b. MBSC will use its best efforts to send Service Provider a confirmation of an Account's purchase or redemption of a Fund's shares on the second Business Day following the Trade Date for the transaction. Service Provider must provide notice of any material difference within ten (10) business days of receiving a statement.

         c. If requested by Service Provider, MBSC will use its best efforts to send Service Provider a statement for each Account showing on a Fund by Fund basis the quarter end amount and value of Fund shares held and Account activity over the previous quarter within 15 business days of quarter end. Service Provider must provide notice of any material difference within ten (10) business days of receiving a statement.

      5. NAV ERRORS.

         In the event adjustments are required to correct any error in the computation of the net asset value of Fund Shares (Price Error), MBSC will promptly notify Service Provider of the Price Error. MBSC may provide notice of a Price Error via facsimile or via direct or indirect system access and shall state the incorrect price, the correct price and, to the extent communicated to the Fund's other shareholders, the reason for the price change. MBSC will also communicate to Service Provider the amount and nature of any changes to the Fund's records with respect to an Account made in order to correct a Price Error. Service Provider shall make corresponding changes to its records with respect to the Account and underlying Participants. Service Provider also agrees to take such action as may otherwise be reasonably requested by MBSC to correct the effect of a Price Error with respect to Participants, including without limitation, making a good faith effort to collect any excess amount from Participants.